UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On September 14, 2005, Delta Air Lines, Inc. (“Delta”) and certain of its subsidiaries (collectively, the “Debtors”)1 filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re Delta Air Lines, Inc., et al., Case No. 05-17923 (ASH).” Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. As required by the Bankruptcy Code, on September 28, 2005, the United States Trustee for the Southern District of New York appointed an official committee of unsecured creditors.

On February 7, 2007, by the Order (I) Approving the Disclosure Statement; (II) Approving Solicitation Procedures; (III) Allowing and Estimating Certain Claims for Voting Purposes; (IV) Approving Forms of Ballots and Establishing Procedures for Voting on the Debtors’ Joint Plan of Reorganization; and (V) Scheduling a Hearing and Establishing Notice and Objection Procedures in Respect of Confirmation of the Debtors’ Joint Plan of Reorganization (Docket No. 4494), the Bankruptcy Court approved the adequacy of the information provided in the Disclosure Statement for Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”).

On April 25, 2007, the Bankruptcy Court entered an order (Docket No. 5998) (the “Confirmation Order”) approving and confirming the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan. The effective date of the Plan is anticipated to be on or about April 30, 2007 (the “Effective Date”). However, the Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan prior to effectiveness. A copy of the Plan, as confirmed, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

A. Plan of Reorganization

The Plan contemplates the reorganization of the Debtors and the resolution of all outstanding Claims against and Interests in the Debtors. Subject to the specific provisions set forth in the Plan, all of the pre-petition obligations owed to unsecured Creditors of the Debtors (including the Comair Debtors) will, as a general matter, be converted into New Delta Common Stock to be issued by Reorganized Delta. Moreover, the holders of Old Stock or of rights or Claims arising in connection therewith will receive no distribution on account of these Claims or Interests, which will be cancelled. Administrative Claims, Priority Tax Claims, Other Priority Claims, Secured Aircraft Claims and Other Secured Claims are Unimpaired under the Plan, which means, in general, that the Plan will leave their legal, equitable and contractual rights unaltered.

The Plan is premised upon the limited and separate consolidation of (i) the Estates of the Delta Debtors with one another and (ii) the Estates of the Comair Debtors with one another solely for purposes of actions associated with the Confirmation of the Plan and the occurrence of the Effective Date, including voting, Confirmation and distribution.

1 The Debtors are the following entities: ASA Holdings, Inc.; Comair Holdings, LLC; Comair, Inc.; Comair Services, Inc.; Crown Rooms, Inc.; DAL Aircraft Trading, Inc.; DAL Global Services, LLC; DAL Moscow, Inc.; Delta AirElite Business Jets, Inc.; Delta Air Lines, Inc.; Delta Benefits Management, Inc.; Delta Connection Academy, Inc.; Delta Corporate Identity, Inc.; Delta Loyalty Management Services, LLC; Delta Technology, LLC; Delta Ventures III, LLC; Epsilon Trading, LLC; Kappa Capital Management, Inc.; and Song, LLC.

If the Plan is consummated, on the Effective Date or as reasonably practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Interests as provided in the Plan.

B. Treatment of Claims and Interests

1.	Administrative Claims and Priority Tax Claims

Under the Plan, the Debtors will pay Administrative Claims in full. Except to the extent that a holder of a Priority Tax Claim has been paid in full prior to the Effective Date or agrees to a different treatment, the holder will be paid in full on or as soon as practicable after the Initial Distribution Date or on a deferred basis, with interest accrued from the Effective Date.

2.	Other Claims and Interests

The Plan divides all other Claims against, and all Interests in, the Debtors into various Classes. The following table summarizes the classification of Claims and Interests under the Plan, the treatment of each such Class and the projected recovery under the Plan, if any, for each Class. The chart is not a complete description of any Class of Claims or Interests. For a more detailed discussion of the treatment of Claims and Interests against the Debtors, including additional information regarding the assumptions underlying the calculation of the projected recoveries, see Article IV of the Plan.

Summary of Classification and Treatment of Claims and Interests in the Delta Debtors

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan
1	Other Priority Claims against the Delta Debtors	Payment in full in Cash; or other treatment that will render the Claim Unimpaired.	100%
2	Secured Aircraft Claims against the Delta Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%
3	Other Secured Claims against the Delta Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%
4	General Unsecured Claims against the Delta Debtors	New Delta Common Stock equal to pro rata share of Delta Unsecured Allocation.	62 - 78%†
5	Non-Convenience Class Retiree Claims against Delta	New Delta Common Stock equal to pro rata share of Delta Unsecured Allocation; or, if requested on Ballot, Cash proceeds from sale of pro rata share of Delta Unsecured Allocation.	62 - 78%†

	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan
6	Convenience Class Claims against the Delta Debtors	Cash determined with reference to the midpoint of the range of recovery estimates for General Unsecured Claims against the Delta Debtors set forth in the Disclosure Statement.	62 - 78%†
7a	Interests in Delta	No distribution.	0%
7b	Interests in the Delta Subsidiary Debtors	Reinstatement of Interests.	Retained
8	Securities Litigation Claims against the Delta Debtors	No distribution.	0%
†For additional information regarding the assumptions underlying the calculation of the projected recoveries, see Article IV of the Plan.
Summary of Classification and Treatment of Claims and Interests in the Comair Debtors

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan
1	Other Priority Claims against the Comair Debtors	Payment in full in Cash; or other treatment that will render the Claim Unimpaired.	100%
2	Secured Aircraft Claims against the Comair Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%
3	Other Secured Claims against the Comair Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%
4	General Unsecured Claims against the Comair Debtors	New Delta Common Stock equal to pro rata share of Comair Unsecured Allocation.	76-100%†
5	Convenience Class Claims against the Comair Debtors	Cash determined with reference to the midpoint of the range of recovery estimates for General Unsecured Claims against the Comair Debtors set forth in the Disclosure Statement.	76-100%‡
6	Interests in the Comair Debtors	Reinstatement of Interests.	Retained
7	Securities Litigation Claims against the Comair Debtors	No distribution.	0%
†For additional information regarding the assumptions underlying the calculation of the projected recoveries, see Article IV of the Plan.

3.	Treatment of Intercompany Claims

Subject to Section 4.3(b) of the Plan, in accordance with and giving effect to the provisions of section 1124(1) of the Bankruptcy Code, Intercompany Claims are Unimpaired by the Plan.  However, the Debtors, in their sole discretion, retain the right to eliminate or adjust any Intercompany Claims as of the Effective Date by offset, cancellation, contribution or otherwise.

Intercompany Claims between the Comair Debtors and the Delta Debtors (other than trade payables and receivables and other current accounts, which will continue to be settled in the ordinary course consistent with past practice) will (i) for purposes of the Valuation Analyses and the division of the Plan Shares between the Delta Allocation and the Comair Allocation, receive the same treatment and recovery as similar third-party Claims (as more fully described in Appendix B to the Disclosure Statement) and (ii) voted in Delta Class 4 pursuant to section 1126(a) of the Bankruptcy Code, in each case regardless of any treatment of or action taken with respect to such Intercompany Claims for any other purpose, as contemplated by the last sentence of Section 4.3(a) of the Plan.

4.	Compliance with Laws and Effects on Distributions

In connection with the consummation of the Plan, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by federal, state, local or foreign taxing authorities, and all distributions under the Plan, whether in Cash, New Delta Common Stock or other property, will be subject to applicable withholding and reporting requirements.

In order to satisfy withholding tax obligations, the Reorganized Debtors will need to sell a portion of the New Delta Common Stock that would otherwise be issued to those employees and retirees of the Reorganized Debtors who will receive New Delta Common Stock under the Plan (those with Allowed Claims in Delta Class 4 or Comair Class 4 and those with Allowed Claims in Delta Class 5 who elect to receive New Delta Common Stock). The Reorganized Debtors will need to withhold and remit to tax authorities a portion of the Cash proceeds to satisfy withholding tax obligations for employees and retirees of the Reorganized Debtors with Allowed Claims in Delta Class 5 who request to have their shares of New Delta Common Stock sold (assuming Delta is able to effectuate such sale, as set forth in the Plan). In order to satisfy withholding tax obligations, the Reorganized Debtors will also need to withhold and remit to tax authorities a portion of the Cash that would otherwise be disbursed to certain employees and retirees with Allowed Claims in Delta Class 6 or Comair Class 5.

All sales of New Delta Common Stock under the Plan, including those contemplated by the preceding paragraph, will be effected only in a manner complying with applicable securities laws. The structure and timing of such transactions may result in delays in effecting distributions to employees and retirees of the Reorganized Debtors (including distribution of the portion of the shares of New Delta Common Stock allocable to an Allowed Claim not required to be sold to satisfy withholding tax obligations). Depending on the aggregate number of shares of New Delta Common Stock to be sold as contemplated above and the manner of making such sales, as well as contemporaneous sales of New Delta Common Stock by other holders of Allowed Claims and other market conditions, among other factors, it may not be possible to effect such transactions other than at a significant discount to then-current market prices.

In the case of individuals with Allowed Claims in Delta Class 5 who have requested to have their shares of New Delta Common Stock sold as contemplated in Section 4.2(e) of the Plan, Delta reserves the right to determine, after consultation with the Creditors’ Committee, that the aggregate additional number of shares to be sold resulting from such elections cannot be sold through commercially reasonable efforts in an efficient and expeditious manner, or that the discount to anticipated market prices that would be required would be excessive, in which case each such holder, notwithstanding such election, would receive its Delta Initial Pro Rata Share of the Delta Unsecured Allocation based on such Claim (subject to applicable withholding).

C.  Executory Contracts and Unexpired Leases

1.	Rejection of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each executory contract and unexpired lease to which any Debtor is a party will be deemed automatically rejected by the Debtors effective as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is assumed, rejected or otherwise treated pursuant to Section 10.3 or Section 10.4 of the Plan, (iv) that is listed on Schedule 10.2(a), 10.2(b), 10.2(c) or 10.3(d) of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.  If an executory contract or unexpired lease either (x) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date or (y) is the subject of a motion to assume or reject pending on the Confirmation Date, then the listing of any such executory contract or unexpired lease on the aforementioned Schedules will be of no effect.

2.	Schedules of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, and except with respect to executory contracts and unexpired leases as to which a Treatment Objection is properly filed and served by the Treatment Objection Deadline, (i) each of the executory contracts and unexpired leases listed on Schedules 10.2(a) and 10.3(d) of the Plan will be deemed assumed (and, if applicable, assigned) effective as of the Assumption Effective Date specified thereon and the Proposed Cure specified in the notice mailed to each Assumption Party will be the Cure and will be deemed to satisfy fully any obligations the Debtors might have with respect to such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code, (ii) each of the executory contracts and unexpired leases listed on Schedule 10.2(b) of the Plan will be deemed rejected effective as of the Rejection Effective Date specified thereon and (iii) the Reorganized Debtors may assume, assume and assign or reject any executory contract or unexpired lease relating to Aircraft Equipment that is listed on Schedule 10.2(c) of the Plan by filing with the Bankruptcy Court and serving upon the relevant Deferred Party a Notice of Intent to Assume or Reject at any time before the Deferred Agreement Deadline; provided that if the Reorganized Debtors do not file a Notice of Intent to Assume or Reject by the Deferred Agreement Deadline with respect to any executory contract or unexpired lease listed on Schedule 10.2(c), such executory contract or unexpired lease will be deemed rejected effective as of the 181st calendar day after the Effective Date.

3.	Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order by the Bankruptcy Court constituted, subject to the occurrence of the Effective Date, (i) approval of the rejections, retentions, assumptions and/or assignments contemplated by the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code and (ii) approval of an extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the executory contracts and unexpired leases covered thereby through the date of entry of an order approving the assumption, assumption and assignment or rejection of such executory contracts and unexpired leases. Each executory contract and unexpired lease that is assumed pursuant to the Plan will vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Assumption Effective Date, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.

The provisions (if any) of each executory contract or unexpired lease assumed and/or assigned pursuant to the Plan that are or may be in default will be deemed satisfied in full by the Cure, or by an agreed-upon waiver of the Cure. Upon payment in full of the Cure, any and all Proofs of Claim based upon an executory contract or unexpired lease that has been assumed in the Chapter 11 Cases or under the terms of the Plan will be deemed disallowed and expunged with no further action required of any party or order of the Bankruptcy Court.

D.  New Capital Stock Issuable on Effective Date

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Delta will issue, or reserve for issuance, the 400 million shares of New Delta Common Stock to be issued under the Plan (i) to holders of Unsecured Claims and (ii) under the Compensation Programs at or contemporaneously with the Effective Date, that are not subject to vesting or other restrictions. Of the 400 million shares, it is currently expected that approximately 160 million shares will be reserved for future issuance in respect of Claims and Interests filed and Allowed under the Plan.

E. Cancellation of Stock and Related Obligations

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates and other documents evidencing:

(a)  the Old Notes (excluding the Covered Municipal Bonds);

(b) the Old Aircraft Securities as set forth on Schedule 6.6(a) of the Plan; and

(c)  the Old Stock

will be cancelled, and the obligations of the Debtors thereunder and in any way related thereto will be fully satisfied, released and discharged; provided, however, that (i) with respect to Municipal Bonds not associated with either the Assumed Municipal Bond Agreements or the Clayton County Loan Agreements, the obligations of the Debtors thereunder and in any way related thereto will be fully satisfied, released and discharged in exchange for the treatment provided under the Plan for Allowed Claims, if any, arising thereunder and (ii) the cancellations set forth in clauses (a), (b) and (c) and the satisfaction, release and discharge of the Debtors’ obligations with respect to Municipal Bonds not associated with either the Assumed Municipal Bond Agreements or the Clayton County Loan Agreements above will not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such notes, instruments, certificates or other documents.

On the Effective Date, except to the extent otherwise provided in the Plan, any indenture or similar agreement relating to any of the foregoing, including, without limitation, the Indentures, and any related note, guaranty or similar instrument of the Debtors (excluding the Municipal Bond Indentures associated with the Covered Municipal Bonds and any related note, guaranty or similar instrument of the Debtors associated with the Covered Municipal Bonds) will be deemed to be cancelled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and discharged (A) with respect to all obligations owed by any Debtor under any such agreement and (B) except to the extent provided in the Plan below, with respect to the respective rights and obligations of the Indenture Trustees under any Indenture against the holders of Old Notes Claims; provided, however, that, with respect to Municipal Bond Indentures associated with the Covered Municipal Bonds and any related note, guaranty or similar instrument of the Debtors associated with the Covered Municipal Bonds, the obligations of the Debtors thereunder and in any way related thereto will be fully satisfied, released and discharged in exchange for the treatment provided under the Plan for Allowed Claims, if any, arising thereunder. Solely for the purpose of clause (B) in the immediately preceding sentence, only the following rights of each such Indenture Trustee will remain in effect after the Effective Date:  (1) rights as trustee, paying agent and registrar, including, but not limited to, any rights to payment of fees, expenses and indemnification obligations, including, but not limited to, from property distributed under the Plan to such Indenture Trustee (but excluding any other property of the Debtors, the Reorganized Debtors or their respective estates), (2) rights relating to distributions to be made to the holders of the Old Notes by such Indenture Trustee from any source, including, but not limited to, distributions under the Plan (but excluding any other property of the Debtors, the Reorganized Debtors or their respective estates), (3) rights relating to representation of the interests of the holders of the Old Notes by such Indenture Trustee in the Chapter 11 Cases to the extent not discharged or released by the Plan or any order of the Bankruptcy Court and (4) rights relating to participation by such Indenture Trustee in proceedings and appeals related to the Plan. Notwithstanding the continued effectiveness of such rights after the Effective Date, such Indenture Trustee will have no obligation to object to Claims against the Debtors or to locate certificated holders of Old Notes who fail to surrender their Old Notes in accordance with Section 7.2(d) of the Plan.

Notwithstanding the foregoing or any other provision contained in the Plan, (a) the Debtors will pay the reasonable fees and expenses (including reasonable counsel fees) incurred by (i) The Bank of New York in its capacity as Indenture Trustee and (ii) Wilmington Trust Company in its capacity as Indenture Trustee and (b) if there is a Final Order approving the Massport Motion, then the Massport Bonds, the Massport Trust Agreement and any Allowed Claim related thereto will be treated in accordance with the terms of the Massport settlement agreement, and Delta will have no liability for payments with respect to the Massport Bonds (including under the guaranty by Delta, which guaranty will be extinguished).

F.  Exit Financing

On or after the Effective Date, Reorganized Delta and certain of the Reorganized Subsidiary Debtors will enter into a new credit facility (the “New Credit Facility”) and will pay certain fees to the arrangers/bookrunners and the first-lien administrative agent thereunder. Reorganized Delta will use the New Credit Facility to repay the DIP Facility Claims and the Amex Post-Petition Facility Claims, to make other payments required under the Plan and to fund the post-reorganization operations of the Reorganized Debtors. The term sheet describing the New Credit Facility has been approved by the Creditors’ Committee and is attached to the Disclosure Statement as Appendix E thereto.

Confirmation of the Plan constituted approval of the New Credit Facility (and all transactions contemplated thereby and obligations to be incurred by the Reorganized Debtors thereunder) and authorization for the applicable Reorganized Debtors to execute and deliver the New Credit Facility Documents and such other documents as the New Credit Facility Agents or the New Credit Facility Lenders may reasonably require to consummate the New Credit Facility.

G.  Effect of Confirmation

1.	Discharge and Injunction

Except as otherwise specifically provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made under the Plan will discharge all existing debts and Claims, and will terminate all Interests of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise specifically provided in the Plan or in the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Interests in the Debtors will be, and will be deemed to be, discharged and terminated, and all holders of Claims and Interests (and all representatives, trustees or agents on behalf of each holder) will be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. The Confirmation Order will be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date.

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise provided in the Plan, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder will be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons will be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors.

Except as otherwise expressly provided in the Plan, all persons or entities who have held, hold or may hold Claims or Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Securities Litigation Claim) or Interest against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest; provided that this injunction will have no effect on any right of setoff, subrogation or recoupment of the Indenture Trustees associated with the Municipal Bond Indentures to the extent provided under section 553 of the Bankruptcy Code; provided, further, that this injunction will have no effect on the rights of each of (a) the California Franchise Tax Board, (b) the Oregon Department of Revenue, (c) the Texas Comptroller of Public Accounts or (d) the Texas Workforce Commission to setoff defensively against any pre-petition refund or similar Claim that the Debtors might raise for the first time after the Effective Date. Such injunction will extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

2.	Term of Injunction or Stays

Unless otherwise provided in the Plan, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that was in existence on the Confirmation Date will remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

3.	Exculpation

Pursuant to the Plan, none of the Debtors, Reorganized Debtors, the Creditors’ Committee, the DIP Agent, the Amex Entities, the Indenture Trustees, the Retiree Committees, the ALPA Released Parties, PBGC, DP3, Inc. or any of their respective Affiliates, members, officers, directors, employees, advisors, actuaries, accountants, attorneys, financial advisors, investment bankers, consultants, professionals or agents, will have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or agreement in the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued pursuant to the Plan (including pursuant to or in connection with any Post-Petition Aircraft Agreement) or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, ultra vires acts or gross negligence.

4.	Voluntary Releases by the Holders of Claims and Interests

Except as otherwise specifically provided in the Plan, for good and valuable consideration, on and after the Effective Date, holders of Claims that (a) vote to accept or reject the Plan and (b) do not elect (as permitted on the Ballots) to opt out of the releases contained in this paragraph, will be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all Causes of Action whatsoever, including derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments or other documents, which Causes of Action are based in whole or in part on any act, omission, transaction, event or other occurrence (except for willful misconduct, ultra vires acts, or gross negligence) taking place before the Effective Date. The vote or election of a trustee or other agent under this paragraph acting on behalf of or at the direction of a holder of a Claim bound such holder to the same extent as if such holder had itself voted or made such election. A holder of a Claim who did not cast a Ballot or who was not entitled to cast a Ballot will be deemed to have opted out of the releases set forth in this paragraph.

5.	Setoff and Recoupment

The Debtors and Reorganized Debtors may, but will not be required to, setoff or recoup against any Claim and any distribution to be made on account of such Claim, any and all claims, rights and Causes of Action of any nature that the Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim under the Plan constitutes a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may have against the holder of such Claim.

H.   Information as to Assets and Liabilities of Registrant

Information as to Delta’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period February 1, 2007 through February 28, 2007, filed with the Bankruptcy Court on March 29, 2007.  The Monthly Operating Report is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding the Monthly Operating Report

The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by Delta’s independent registered public accounting firm and may be subject to future reconciliation or adjustments.  The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes.  The Monthly Operating Report contains information for periods different from those required in Delta’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of Delta’s financial condition or operating results for the period that would be reflected in Delta’s financial statements or its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 8.01  Other Events.

On April 25, 2007, Delta issued a press release announcing that the Bankruptcy Court entered an order confirming the Plan. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code

Exhibit 99.1	Delta Monthly Operating Report for the Month Ended February 28, 2007

Exhibit 99.2	Press Release dated April 25, 2007 titled “Court Confirms Delta Air Lines Plan of Reorganization”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: April 26, 2007	Edward H. Bastian Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number  Description

Exhibit 2.1                Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code

Exhibit 99.1              Delta Monthly Operating Report for the Month Ended February 28, 2007

Exhibit 99.2              Press Release dated April 25, 2007 titled “Court Confirms Delta Air Lines Plan of Reorganization”